                                                                    EXHIBIT 23.3

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Amendment One to Form S-3 (No. 333-13537) of CUC International Inc. of our reports dated February 2, 1996 and December 5, 1994, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Current Report on Form 8-K of CUC International Inc. filed with the Securities and Exchange Commission on or about September 12, 1996. We also consent to the reference to us under the heading "Experts."



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Tampa, Florida
October 4, 1996